UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment Number 1 on Form 8-K/A (the “Amendment”) amends Item 9.01 parts (a) and (b) to the Current Report on Form 8-K (the “Original Report”) of Noble Energy, Inc. (the “Company”) filed with the Securities and Exchange Commission (“Commission”) on July 21, 2015. The Company is filing this Amendment to provide additional detail regarding the financial information that is incorporated by reference. No other modifications to the Original Report are being made by this Amendment.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

The audited consolidated balance sheets of Rosetta as of December 31, 2014 and 2013 and the audited consolidated statements of operations and cash flows of Rosetta for the three years ended December 31, 2014, 2013 and 2012 are incorporated by reference in this Current Report on Form 8-K from Rosetta’s Annual Report on Form 10-K for the year ended December 31, 2014.

The unaudited interim consolidated financial statements of Rosetta for the three and six months ended June 30, 2015 and June 30, 2014 and as of June 30, 2015 are incorporated by reference in this Current Report on Form 8-K from Rosetta’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

(b) Pro Forma Financial Information

The selected unaudited pro forma condensed combined consolidated statements of operations data for the three months ended March 31, 2015 and year ended December 31, 2014 have been prepared to give effect to the merger as if the merger had been completed on January 1, 2014. The unaudited pro forma condensed combined consolidated balance sheet date at March 31, 2015 has been prepared to give effect to the merger as if the merger was completed on March 31, 2015. The pro forma financial information, and the related notes thereto, required to be filed under Item 9.01 of this Current Report on Form 8-K were previously filed in the Registration Statement on Form S-4/A filed by the Company on June 16, 2015 under the caption “Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 134, and is incorporated by reference in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

NOBLE ENERGY, INC.
(Registrant)

Date: August 7, 2015	By:	/s/ Aaron G. Carlson
Aaron G. Carlson Assistant Secretary